INVESTOR RELATIONS CONSULTING AGREEMENT

Agreement made on the 1st day of January 2010 by and BETWEEN ZA CONSULTING, INC, of 116 West 23rd Street, New York, NY, 10011 (hereinafter referred to as "CONSULTANT") and NEW IMAGE CONCEPTS, INC. d/b/a CAR CHARGING GROUP (the "COMPANY"), a Nevada corporation with its principal offices at 1691 Michigan Avenue, Suite #425 Miami Beach, Florida 33139.

Whereas, COMPANY desires to engage CONSULTANT to assist COMPANY in its investor relations; and

Whereas, CONSULTANT desires to assist COMPANY and CONSULTANT has the expertise which is required to assist COMPANY; and

WHEREAS, COMPANY and CONSULTANT desire to enter into a consulting agreement under the terms and conditions hereinafter set forth.

NOW, THEREFORE, with the foregoing recital incorporated hereinafter by reference and in consideration of the mutual covenants and promises herein set forth, the sufficiency of which is hereby acknowledged, the parties to this Agreement intending to be legally bound hereby agree as follows:

1. <u>Consulting Services</u>. The COMPANY hereby engages CONSULTANT to provide investor and public relations services as agreed by both parties (hereinafter the "<u>Services</u>"). Specifically, the CONSULTANT shall render the Services to COMPANY, which may include, but way of illustration but not limitation, the following:

a. Consulting with the COMPANY's management concerning, investor support, broker relations, conducting due diligence meetings with brokers, analysts, institutional money managers and financial media companies, attendance at investor conferences and trade shows, assistance in the preparation and dissemination of press releases and stockholder communications, corporate communications, corporate awareness and program management (corporate communications, corporate awareness and program management are defined more fully below).

b. "Corporate Communications", shall include:

- Investor call response
- Press Release management, drafting, editing, dissemination
- Management and hosting of quarterly conference calls/web casts
- Database Management
- Financial Package Management
- Investor Website review and recommendations
- Presentation assessment and revisions
- Quarterly written assessments to management and Board of Directors

c. "Corporate Awareness", shall include:

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- Institutional road shows – Region specific and as needed
- Best efforts to obtain speaking presentation at Investment Banking Conferences and other sell-side or sponsored conferences

d. Program Management, shall include:
   - Introduction to the sell-side including Institutional Research Teams, and Sales and Trading Departments
   - Introduction to ZA Consulting proprietary Broker and Retail Investor network
   - Analysis of DTC sheets, Nobo lists and Transfer Agent Sheets
   - Ongoing outreach with current shareholders including stakeholders of record and in street name via Nobo list mailings and phone communications

2. Term. This Agreement shall remain in full force as of the date first above written and continue through June 30, 2010, (hereinafter referred to as the "Initial Term") after which the Agreement shall continue on a month to month basis, cancelable by either party at any time on thirty (30) days written notice.

3. Compensation of CONSULTANT. The CONSULTANT shall be paid according to the terms and sums:

a. One Hundred Thousand Shares (100,000) of restricted COMPANY common stock per month (the "Monthly Stock Fee").
b. Seventy Five Thousand Dollars ($75,000) for each month this Agreement or any renewal monthly period hereunder, beginning January 1, 2010 (the "Monthly Fee").
c. All expenses incurred by CONSULTANT in providing the Services to COMPANY including by way of limitation and not limitation, copying, faxing photography, overnight packages, media monitoring, news clipping and newswire release services, travel, etc., are to be included within the Monthly Fee paid to CONSULTANT. Any expenses that CONSULTANT feels are outside the scope of the Services to be provided must be approved in writing by COMPANY prior to CONSULTANT incurring such expense.

4. Available Time. The CONSULTANT shall make available such time as it, in its sole discretion, shall deem appropriate for the performance of its obligations under this Agreement. In addition, during the Term of this Agreement, the CONSULTANT shall be entitled to perform similar services for other clients and will continue to do so hereafter.

5. Relationship. Nothing herein shall constitute CONSULTANT as an employee or agent of COMPANY, except as might hereinafter be expressly agreed, CONSULTANT is an independent contractor and nothing herein shall construe COMPANY and CONSULTANT as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking nor shall CONSULTANT have any authority to obligate or commit COMPANY in any manner whatsoever.

6. Confidentiality. CONSULTANT will execute the COMPANY's standard form of confidentiality agreement if requested by COMPANY. CONSULTANTS refusal (or failure within three (3) business days of any such request unless good cause is shown) to execute any requested confidentiality agreement shall be a material breach hereof.

7. Assignment. This Agreement and the Services provided by CONSULTANT hereunder may not be assigned except to successors to all or substantially all of the business of either party, without the prior written consent of the other party which consent may be withheld without regard to reasonableness.

8. Jurisdiction/Venue/Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to the conflicts of law provisions thereof. The parties hereby consent to personal jurisdiction in Miami-Dade County, Florida, expressly accept this venue and agree not to dispute this venue.

9. No Third-Party Benefit. The provisions and covenants set forth in this Agreement are made solely for the benefit of the parties to this Agreement and are not for the benefit of any other person, and no other person shall have any right to enforce these provisions and covenants against any party to this Agreement.

10. Indemnification Clause

(a) The COMPANY agrees to indemnify and hold harmless the CONSULTANT and its agents and employees against any losses, claims, damages or liabilities, joint or several, to which CONSULTANT or any such other person may become subject under the Securities Act of 1933 ("the Act") or otherwise, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in written material provided to CONSULTANT by the COMPANY and authorized by the COMPANY to be further distributed by the CONSULTANT; or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements in such written material not misleading; and will reimburse the CONSULTANT or any such other person for any legal or other expenses reasonably incurred by the CONSULTANT or any such other person in connection with investigating or defending any such loss, claim, damage, liability, or action, suit or proceeding, provided, however, that the COMPANY will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, from such written materials, in reliance upon and in conformity with written information furnished to the COMPANY by the CONSULTANT specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability that the COMPANY may otherwise have.

(b) CONSULTANT agrees to indemnify and hold harmless the COMPANY and its agents and employees against any losses, claims, damages or liabilities, joint or several, to which the COMPANY or any such other person may become subject under the Act or

otherwise, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in written material distributed by CONSULTANT without the COMPANY's authorization; or arise out of or are based upon the omission or alleged omission to state in such written material a material fact necessary to make the statements in such written materials not misleading; or otherwise result from the negligence of CONSULTANT, and will reimburse the COMPANY or any such other person for any legal or other expenses reasonably incurred by the COMPANY or any such person in connection with investigation or defending any such loss, claim, damage, liability or action, such or proceeding.

11. Notices. All notices or other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the COMPANY or CONSULTANT at the business addresses set forth on Page 1 of this Agreement. Copies of Notices sent pursuant to this Paragraph 11. may also be sent by facsimile and e-mail with the effective date of delivery evidenced by a delivered e-mail receipt or a facsimile confirmation transmission report *provided, however,* that electronic service of any notice does not obviate the necessity to serve the original as set forth herein.

12. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

13. Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all previous verbal and written agreements. There are no other agreements, representations, or warranties not set forth herein and no term herein may be altered or amended without a writing executed by both parties hereto.

14. Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Further, a facsimile copy of this Agreement shall be treated the same and have the same full force and effect as an original executed copy.

WHEREFORE, the undersigned have been dully authorized to execute the wit Agreement on behalf of their respective parties.

CAR CHARGING GROUP, INC.	ZA CONSULTING INC
_______________________	_______________________
By: Andy Kinard	By: David P Zazoff
Title: President	Title: President